UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)
235 Tennant Avenue #5, Morgan Hill, California 95037
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Save the World Air, Inc. (the “Company”) and certain individuals (collectively, the “Investors”) entered into a Modification Agreement dated as of August 29, 2007 (the “Modification Agreement”), pursuant to which the Company has agreed amend certain terms and conditions in respect of its 10% convertible promissory notes (the “PIPE Notes”) and stock purchase warrants (the “PIPE Warrants”) sold to the Investors pursuant to a private offering earlier in 2007 (the “2007 PIPE Offering”).
     The Modification Agreement was entered into as a result of negotiations between the Company and Spencer Clarke, LLC (“Spencer Clarke”), the Company’s exclusive placement agent for the 2007 PIPE Offering, after the Company failed to file with the Securities and Exchange Commission (the “SEC”) in a timely manner a registration statement (the “Registration Statement”) to register the shares of the Company’s common stock into which the PIPE Notes are convertible (the “Conversion Shares”) and for which the PIPE Warrants may be exercised (the “Warrant Shares”). See Item 2.04, “Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.”
     Pursuant to the Modification Agreement, the parties have agreed as follows:
•	Promptly, but no later than November 30, 2007 (instead of on or before July 2, 2007), the Company shall file the Registration Statement with the SEC to register the Conversion Shares and the Warrant Shares.
•	Effective August 1, 2007, the interest rate on the PIPE Notes shall be increased from 10% per annum to 18% per annum until such time as the Registration Statement is declared effective by the SEC.

•	The price at which the PIPE Notes may be converted into Conversion Shares (the “Conversion Price”) shall be reduced from $0.70 to $0.45 per share.

•	Each Investor shall receive, for no additional consideration, additional warrants (“Additional Warrants”) in an amount equal to an additional 50% of the PIPE Warrants originally issued pursuant to the terms of the 2007 PIPE Offering. The Additional Warrants shall have the same registration rights as are described in the Private Placement Memorandum dated January 12, 2007 (the “Offering Memorandum”) used in connection with the 2007 PIPE Offering applicable to the PIPE Warrants; shall be exercisable immediately upon issuance; shall remain exercisable for a period of five years from the date of the Modification Agreement, on a cash basis only, at an initial exercise price of $0.45 per share; and shall, in all other respects, have the same terms and conditions, and be in the same form, as the PIPE Warrants.

•	If the Company does not file the Registration Statement with the SEC by November 30, 2007, each Investor shall receive, for no additional consideration, warrants (“Delay Warrants”) in an amount equal to an additional 50% of the PIPE Warrants originally issued pursuant to the terms of the Offering Memorandum. The Delay Warrants shall have the same registration rights as are described in the Offering Memorandum applicable to the PIPE Warrants; shall be exercisable immediately upon issuance; shall remain exercisable for a period of five years from the date of this Agreement, on a cash basis only, at an initial exercise price of $0.45 per share; and shall, in all other respects, have the same terms and conditions, and be in the same form, as the PIPE Warrants.
     The terms and conditions of the Offering Memorandum, the PIPE Notes and the PIPE Warrants, to the extent not expressly amended in the Modification Agreement, remain in full force and effect.
     The Company has executed the Modification Agreement and, at the time of the filing of this Report, the Investors are in the process of executing the Modification Agreement.
     The issuance of the Additional Warrants and Delay Warrants, if any, and the reduction of the Conversion Price of the PIPE Notes, have the potential to dilute the percentage ownership interest of the Company’s existing shareholders.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     From January 13 through April 27, 2007, the Company conducted the 2007 PIPE Offering, through Spencer Clarke, as exclusive placement agent, of up to $2,000,000 principal amount of its PIPE Notes. Interest on the PIPE Notes was set at the original rate of 10% per annum and is payable quarterly. The PIPE Notes are due nine months from the date of issuance. The PIPE Notes were convertible into Conversion Shares at an initial conversion price of $0.70 per share.
     The Company raised $400,000 gross proceeds ($352,000 net proceeds) in the 2007 PIPE Offering. The per share price of the Company’s common stock on the OTC Bulletin Board, on which the Company’s common stock was then quoted (currently, the Pink Sheets) during this period ranged from a low bid price (intraday) of $0.58 to a high bid price (intraday) of $1.03.
     The Company has the right to redeem any or all of the outstanding PIPE Notes in its sole discretion anytime after the termination of the PIPE Offering and prior to the maturity dates of the PIPE Notes. The redemption price shall be the face amount of the redeemed PIPE Notes plus accrued and unpaid interest thereon. Subject to the following sentence, at any time prior to the maturity date of the PIPE Notes, for each additional $1,000,000 of gross proceeds raised from one or more offerings of the Company’s equity or quasi-equity securities, the Company shall redeem PIPE Notes with a minimum face value of $500,000 together with accrued and unpaid interest, until the entire outstanding PIPE Note is redeemed. Certain financings that the Company may conduct outside of North America and only up to a maximum of UK £15,000,000 in the aggregate, are exempt from this provision to redeem the PIPE Notes in whole or in part.

     Investors in the 2007 PIPE Offering received, for no additional consideration, a PIPE Warrant, entitling the holder to purchase a number of Warrant Shares of the Company’s common stock equal to 150% of the number of shares of common stock into which the PIPE Notes are convertible. The PIPE Warrant is exercisable on a cash basis only and has registration rights. The PIPE Warrant is exercisable at an initial price of $1.00 per share, and is exercisable immediately upon issuance and for a period of three years from the date of issuance.
     Promptly, but no later than 90 days following the closing date of the PIPE Offering, the Company was required to file a registration statement with the SEC to register the Conversion Shares and the Warrant Shares. The Company was further required to use its best efforts to ensure that the Registration Statement was declared effective within 120 days after filing.
     The Company’s continuing cash flow and liquidity difficulties led to its inability to file all of its reports with the SEC in a timely manner, and therefore the Company was unable to meet its obligations to file the Registration Statement required under the terms of the 2007 PIPE Offering in a timely manner, which has been clarified in the Modification Agreement as on or before July 2, 2007. The Company had begun discussions with Spencer Clarke, acting on behalf of the holders of the PIPE Notes and PIPE Warrants, for an extension of time to file the Registration Statement. Notwithstanding such discussions, Spencer Clarke issued a Notice of Default dated August 1, 2007 (the “Notice”) to the Company for its failure to file the Registration Statement in a timely manner.
     Pursuant to the terms of the PIPE Notes, on the 91st day following the closing date, (i) the interest rate on the PIPE Notes increased from 10% to 18% per annum until the event of default is cured and (ii) the holders of the PIPE Notes became entitled to receive additional warrants in an amount equal to 25% of the PIPE Warrants originally issued, for each 60-day period that the Company remains in default.
     There is some uncertainty as to when the Company first learned of the Notice. On or about August 23, 2007, the Company and Spencer Clarke commenced discussions about the Notice. As a result of these discussions, the Modification Agreement was entered into as of August 29, 2007. For details of the Modification Agreement, including the terms and conditions thereof, please see Item 1.01, “Entry Into a Material Definitive Agreement”. In consideration of entering into the Modification Agreement, the Company believes that Spencer Clarke will withdraw the Notice when the Modification Agreement is fully executed.
     The Company has been advised that it should assess the impact of the Notice and the Modification Agreement on the Company’s financial statements for the three- and six-month periods ended June 30, 2007, including the Notes to Financial Statements thereto, and to its previously filed Quarterly Report on Form 10-QSB for the period ended June 30, 2007. Such assessment has not yet been undertaken. It is possible that as a result of such assessment, amendments to previously made SEC filings and/or additional SEC filings may be required.
Item 9.01 Financial Statements and Exhibits
10.1*	Modification Agreement dated as of August 29, 2007 between the Company and the Investors named therein

*	To be filed by amendment

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2007	SAVE THE WORLD AIR, INC.
	By:	/s/ Charles R. Blum
Charles R. Blum
President and Chief Executive Officer

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